UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jack Henry & Associates, Inc. (the "Company") is filing this amendment to its Current Report on Form 8-K filed on January 12, 2016, which reported a transition plan for the appointment of David B. Foss as President and Chief Executive Officer of the Company, and the resignation of John F. Prim from his role as Chief Executive Officer and assumption of the role of Executive Chairman of the Company. Pursuant to this transition plan, Mr. Foss and Mr. Prim were appointed to their new roles effective on July 1, 2016.

In connection with his appointment as President and Chief Executive Officer, Mr. Foss received effective July 1, 2016 (a) a base annual salary of $600,000, (b) a target incentive bonus opportunity under the Company's annual incentive plan for fiscal 2017 in an amount equal to 100% of his annual base salary, and (c) equity awards made pursuant to the Company's 2015 Equity Incentive Plan consisting of (i) stock options with a grant date value of $500,000, which award cliff-vests three years from the date of grant, and (ii) restricted stock with a grant date value of $500,000, which award cliff-vests three years from the date of grant.

On July 1, 2016, Mr. Prim received a special equity award grant pursuant to the Company's 2015 Equity Incentive Plan consisting of restricted stock with a grant date value of $1,000,000, which award will cliff-vest two years from the date of grant.

Copies of the forms of option award and restricted stock agreements used in connection with the above-described awards are attached as Exhibits 10.58 and 10.59, respectively.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

10.58	Form of Nonqualified Stock Option Agreement under the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan

10.59	Form of Restricted Stock Agreement under the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: July 1, 2016
By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer